Exhibit 23.2

CONSENT OF Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Medicenna Therapeutics Corp. of our report dated May 14, 2020, relating to the consolidated financial statements of Medicenna Therapeutics Corp. as at and for the years ended March 31, 2020 and 2019, which is incorporated by reference in such Registration Statement.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

July 31, 2020